Exhibit 99.1

Neiman Marcus Group LTD LLC Reports Second Quarter Results

DALLAS--(BUSINESS WIRE)--March 10, 2015--Neiman Marcus Group LTD LLC today reported financial results for the second quarter of fiscal year 2015. For the 13 weeks ended January 31, 2015, the Company reported total revenues of $1.52 billion compared to $1.43 billion in the prior year. Comparable revenues increased 5.6 percent. The Company reported net earnings of $27.8 million for the second quarter of fiscal year 2015 compared to a net loss of $84.0 million in the prior year.

EBITDA for the second quarter of fiscal year 2015 was $192.1 million compared to EBITDA of $24.9 million for the second quarter of fiscal year 2014. Excluding purchase accounting and certain transaction related and other expenses as further described on page 8 of this release, Adjusted EBITDA for the second quarter of fiscal year 2015 was $200.3 million compared to Adjusted EBITDA of $191.9 million in the second quarter of fiscal year 2014.

For the 26 weeks ended January 31, 2015, the Company reported total revenues of $2.71 billion compared to $2.56 billion in the prior year. Comparable revenues increased 5.5 percent. The Company reported net earnings of $28.0 million for the 26 weeks ended January 31, 2015 compared to a net loss of $97.1 million in the prior year.

EBITDA for the 26 weeks ended January 31, 2015 was $358.2 million compared to EBITDA of $103.0 million for the 26 weeks ended February 1, 2014. Excluding purchase accounting and certain transaction related and other expenses as further described on page 8 of this release, Adjusted EBITDA for the 26 weeks ended January 31, 2015 was $388.3 million compared to Adjusted EBITDA of $385.2 million for the 26 weeks ended February 1, 2014.

Other Items

In October 2014, the Company acquired MyTheresa, a luxury retailer headquartered in Munich, Germany. The operations of MyTheresa are primarily conducted through the MyTheresa.com global luxury website. The Company’s revenues for the thirteen and twenty-six weeks ended January 31, 2015 include revenues from MyTheresa of $35.8 million.

On October 25, 2013, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Ares Management LLC and Canada Pension Plan Investment Board. The accompanying consolidated statements of operations and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The acquisition has been recorded for accounting purposes as of November 2, 2013.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Tuesday, March 10, 2015 beginning at 9:30 a.m. Central Daylight Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measure Adjusted EBITDA, which excludes purchase accounting and certain transaction related and other expenses. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company's business, evaluate its performance relative to other companies in its industry, provide useful information to both management and investors by excluding certain items that may not be indicative of the Company's core operating results and, in the case of Adjusted EBITDA, help investors to evaluate the Company’s ability to service its debt. In addition, the Company uses Adjusted EBITDA as a component of the measurement of incentive compensation. These measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of Adjusted EBITDA as a non-GAAP financial measure, see page 8 of this release.

In addition, the Company has prepared its discussion of the results of operations for the twenty-six weeks ended January 31, 2015 by comparing the results of operations of the Successor for the twenty-six weeks ended January 31, 2015 to the combined amounts obtained by adding the operations and cash flows for the Successor thirteen week period ended February 1, 2014 and the Predecessor thirteen week period ended November 2, 2013. Although this combined presentation does not comply with generally accepted accounting principles (GAAP), the Company believes that it provides a meaningful method of comparison. The combined operating results have not been prepared on a pro forma basis under applicable regulations and may not reflect the actual results the Company would have achieved absent the Acquisition, the impact of the Acquisition had it occurred at the beginning of the period and may not be predictive of future results of operations.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short- or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in the Company’s relationships with customers due to, among other things, its failure to protect customer data, comply with regulations surrounding information security and privacy, provide quality service and competitive loyalty programs or provide credit pursuant to its proprietary credit card arrangement; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and other debt instruments; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and other debt instruments and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities and other debt instruments; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities and other debt instruments may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty program, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including changes in the level of goods and/or changes in the form in which such goods are made available to us for resale; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of our buyers or key sales associates and the Company’s ability to retain our buyers or key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	January 31,	February 1,
(in thousands)	2015	2014 (1)
	(Successor)	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$127,102	$147,208
Merchandise inventories	1,111,680	1,039,143
Other current assets	152,777	167,834
Total current assets	1,391,559	1,354,185

Property and equipment, net	1,425,177	1,358,167
Goodwill and intangible assets, net	5,947,745	5,900,695
Other assets	146,547	183,436
Total assets	$8,911,028	$8,796,483

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$307,180	$292,329
Accrued liabilities	490,333	466,521
Current portion of long-term debt	29,426	29,500
Total current liabilities	826,939	788,350

Long-term liabilities:
Asset-based revolving credit facility	125,000	-
Long-term debt	4,565,915	4,595,053
Deferred income taxes	1,519,357	1,599,058
Other long-term liabilities	424,088	315,074
Total long-term liabilities	6,634,360	6,509,185

Total member equity	1,449,729	1,498,948
Total liabilities and member equity	$8,911,028	$8,796,483

(1)	The Company’s condensed consolidated financial statements as of February 1, 2014 and for the thirteen and twenty-six weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	January 31,	February 1,	January 31,	February 1,
(in thousands)	2015	2014 (1)	2015	2014 (1)
	(Successor)	(Successor)	(Successor)	(Combined)
Revenues	$1,521,824	$1,432,793	$2,708,316	$2,561,931
Cost of goods sold including buying and occupancy costs	1,019,125	1,052,924	1,747,519	1,738,332
Selling, general and administrative expenses	322,661	304,565	608,977	570,953
Income from credit card program	(14,730)	(15,229)	(28,853)	(29,882)
Depreciation expense	45,012	36,692	88,520	70,931
Amortization of intangible assets	14,712	36,017	50,729	43,268
Amortization of favorable lease commitments	13,541	13,525	27,035	17,994
Other expenses	2,708	65,590	22,509	179,490

Operating earnings (loss)	118,795	(61,291)	191,880	(29,155)

Interest expense, net	72,465	77,859	145,075	115,174

Earnings (loss) before income taxes	46,330	(139,150)	46,805	(144,329)

Income tax expense (benefit)	18,515	(55,127)	18,794	(47,208)

Net earnings (loss)	$27,815	$(84,023)	$28,011	$(97,121)

(1)	The Company’s condensed consolidated financial statements as of February 1, 2014 and for the thirteen and twenty-six weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	January 31,	February 1,	January 31,	February 1,
(dollars in millions)	2015	2014 (1)	2015	2014 (1)
	(Successor)	(Successor)	(Successor)	(Combined)
Capital expenditures	$63.0	$33.5	$119.4	$69.5

Depreciation expense	$45.0	$36.7	$88.5	$70.9
Amortization of intangibles	$28.3	$49.5	$77.8	$61.3

Rent expense	$30.0	$26.7	$58.0	$50.6

EBITDA*	$192.1	$24.9	$358.2	$103.0
Adjusted EBITDA*	$200.3	$191.9	$388.3	$385.2

* For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measures.”

(1)	The Company’s condensed consolidated financial statements as of February 1, 2014 and for the thirteen and twenty-six weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

The following table reconciles net earnings (loss) as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA and Adjusted EBITDA (figures may not sum due to rounding):

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	January 31,	February 1,	January 31,	February 1,
(dollars in millions)	2015	2014 (1)	2015	2014 (1)
	(Successor)	(Successor)	(Successor)	(Combined)
Net earnings (loss)	$27.8	$(84.0)	$28.0	$(97.1)
Income tax expense (benefit)	18.5	(55.1)	18.8	(47.2)
Interest expense, net	72.5	77.9	145.1	115.2
Depreciation expense	45.0	36.7	88.5	70.9
Amortization of intangible assets and favorable lease commitments	28.3	49.5	77.8	61.3
EBITDA	$192.1	$24.9	$358.2	$103.0
Other expenses (2)	2.7	65.6	22.5	179.5
Amortization of inventory step-up	3.4	99.0	3.4	99.0
Non-cash stock-based compensation	2.1	2.4	4.3	4.9
Advisory fees and other	-	-	-	(1.1)
Adjusted EBITDA	$200.3	$191.9	$388.3	$385.2

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because it uses these measures to monitor and evaluate the performance of its business and believes the presentation of these measures will enhance investors’ ability to analyze trends in its business, evaluate its performance relative to other companies in its industry and evaluate its ability to service its debt. In addition, the Company uses EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the credit agreements and indentures governing the Company’s senior secured asset-based revolving credit facility, senior secured term loan facility, cash pay notes and PIK toggle notes, as applicable. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings or net earnings (loss) as a measure of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements for, working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future; and exclude certain expenses that the Company does not consider to be indicative of its core operations even though the Company may expend cash for those expenses in the current period and/or future periods.

(1)	The Company’s condensed consolidated financial statements as of February 1, 2014 and for the thirteen and twenty-six weeks then ended have been recast to reflect the final purchase accounting adjustments reflected in the Company’s consolidated balance sheet as of August 2, 2014.

(2)	Other expenses for the 13 weeks ended January 31, 2015 aggregated $2.7 million and include 1) costs associated with the Company’s ongoing investments in its omni-channel initiative and 2) costs incurred in connection with the MyTheresa acquisition, partially offset by 3) insurance recovery, net of investigative, legal and other costs related to the criminal cyber-attack on the Company’s systems. Other expenses for the 13 weeks ended February 1, 2014 include 1) transaction costs related to the acquisition, 2) investigative, legal and other costs, net of insurance recovery, incurred in connection with the criminal cyber-attack on the Company’s systems, 3) costs associated with ongoing investments in the Company’s omni-channel initiative and 4) other non-recurring expenses.

Other expenses for the 26 weeks ended January 31, 2015 aggregated $22.5 million and include 1) costs incurred in connection with the MyTheresa acquisition, 2) costs associated with the Company’s ongoing investments in its omni-channel initiative and 3) investigative, legal and other costs, net of insurance recovery, incurred in connection with the criminal cyber-attack on the Company’s systems. Other expenses for the 26 weeks ended February 1, 2014 include 1) transaction costs related to the acquisition, 2) investigative, legal and other costs, net of insurance recovery, incurred in connection with the criminal cyber-attack on the Company’s systems, 3) costs associated with the Company’s ongoing investments in its omni-channel initiative and 4) other non-recurring expenses.

CONTACT:
Neiman Marcus Group LTD LLC
Stacie Shirley, 214-757-2967
Senior Vice President – Finance
and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance